The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2019

Registration No. 333-224476
Filed pursuant to Rule 424(b)(5)

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated July 6, 2018)

Units, Each Consisting of One Share of Common Stock and
One Half of a Warrant to Purchase One Share of Common Stock

We are offering        Units (the “Units”), each Unit consisting of one share of our common stock and one-half of a warrant to purchase one share of our common stock. Each warrant will be exercisable immediately and will expire five (5) years from the date of the initial closing of this offering. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the warrants. The Units will not be issued or certificated. The shares of common stock and the warrants included in the Units can only be purchased together in this offering, but the securities contained in the Units will be issued separately and will be immediately separable upon issuance.

Our common stock is listed on both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”), both under the symbol “MUX.” On November 18, 2019, the last reported sale price of shares of our common stock on the NYSE and the TSX was $1.52 per share and C$2.04 per share, respectively.

We may seek to have the warrants trade on an over-the-counter market. If the warrants are eligible for listing on the NYSE, we intend to apply to list the warrants on the NYSE. There is no guarantee that the warrants will be accepted for trading on an over-the-counter mark or, in the future, accepted for listing on the NYSE.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and on page 7 of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2018, to read about risks that you should consider before buying our securities. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our securities.

	Per Unit (1)	Total
Public offering price
Underwriting discount and commissions (2)
Proceeds to McEwen Mining Inc., before expenses

(1)         The public offering price and underwriting discount correspond to a public offering price per share of common stock of $        and a public offering price per warrant of $       .

(2)         See “Underwriting” for a description of the compensation payable to the underwriters.

(3)         Assumes no exercise of underwriters’ option to purchase additional shares and/or warrants as described below.

We have granted the underwriters the right to purchase, within 30 days from the date of this prospectus supplement, up to an additional        shares and/or warrants to purchase up to       shares of common stock (15% of the aggregate number of shares of common stock and/or 15% of the aggregate number of warrants in this offering), in any combination thereof, at the public offering price per share and per warrant, less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the securities to purchasers in the offering on or about      , 2019.

Roth Capital Partners	Cantor Fitzgerald Canada Corporation

The date of this prospectus supplement is November   , 2019

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to provide you with different information, and neither we nor the underwriters take any responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of this offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-224476) that we filed with the Securities and Exchange Commission and that became effective on July 6, 2018. Under this shelf registration process, we may, from time to time, offer debt securities, common stock, warrants, subscription rights, subscription receipts and units. We have also filed this prospectus supplement and the accompanying prospectus, which we refer to as the Canadian prospectus, with the securities regulatory authorities in each of the provinces of Canada, other than Quebec, under the Multijurisdictional Disclosure System.  The securities qualified under the Canadian prospectus may be offered and sold in each of the provinces of Canada, other than Quebec, subject to any applicable securities laws.  This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of Units, common stock and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated July 6, 2018, which includes the documents incorporated by reference therein and provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined and the documents incorporated by reference herein and therein. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “$” or “dollar” are to the lawful currency of the United States. We refer to Canadian dollars as “C$.” Also, unless otherwise stated, information in this prospectus supplement assumes that no other person will exercise any options or warrants to purchase shares of our common stock, including the warrants offered hereby. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investment, legal, tax, business, financial and related advice regarding the purchase of our shares of common stock. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable investment or similar laws.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

•                  statements about our anticipated exploration results, costs and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

•                  statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

•                  statements of our expectations, beliefs, future plans and strategies, anticipated developments

S-ii

and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as “believes”, “expects”, “anticipates”, “estimates”, “will”, “may”, “contemplate”, “intend”, “could”, “plan”, “shall”, “can” or similar expressions used in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference.

Forward-looking statements and information are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the “Risk Factors” section in our annual report on Form 10-K, as amended, and other filings with the SEC and the following:

•                  our ability to raise funds required for the execution of our business strategy;

•                  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

•                  decisions of foreign countries, banks and courts within those countries;

•                  unexpected changes in business, economic, and political conditions;

•                  operating results of Minera Santa Cruz S.A.;

•                  fluctuations in interest rates, inflation rates, currency exchange rates or commodity prices;

•                  timing and amount of mine production;

•                  our ability to retain and attract key personnel;

•                  technological changes in the mining industry;

•                  changes in operating, exploration or overhead costs;

•                  access and availability of materials, equipment, supplies, labor and supervision, power and water;

•                  results of current and future exploration activities;

•                  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

•                  changes in our business strategy;

•                  interpretation of drill hole results and the geology, grade and continuity of mineralization;

•                  the uncertainty of reserve estimates and timing of development expenditures;

•                  litigation or regulatory investigations and procedures affecting us;

•                  local and community impacts and issues including criminal activity and violent crimes;

•                  accidents, public health issues, and labor disputes;

•                  our continued listing on a public exchange;

•                  uncertainty relating to title to mineral properties;

•                  changes in relationships with the local communities in the areas in which we operate; and

•                  results of current and future metallurgical test work programs.

S-iii

We caution you not to put undue reliance on these statements, which speak only as of the date on which they are made. Further, the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not intend to, update any forward-looking statements made herein.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about McEwen Mining Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of us, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, no par value. As used in this prospectus supplement, unless the context indicates otherwise, the terms “we,” “our,” “us” and the “Company” refer to McEwen Mining Inc. and its consolidated subsidiaries, and references to “McEwen Mining” refer to McEwen Mining Inc. at its parent company level, excluding its subsidiaries.

Overview

We are engaged in the exploration for, development of, production and sale of gold and silver and exploration for copper.

We operate our business in Argentina, Mexico, Canada and the United States. We own a 49% interest in Minera Santa Cruz S.A., owner of the producing San Jose silver-gold mine in Santa Cruz, Argentina, which is operated by the joint venture majority owner, Hochschild Mining plc. We also own a 100% interest in the Black Fox gold mine in Ontario, Canada, the El Gallo Project in Sinaloa, Mexico, the Gold Bar Mine in Nevada, the Los Azules copper deposit in San Juan, Argentina, the Fenix silver-gold project in Sinaloa, Mexico, and a portfolio of exploration properties in Argentina, Mexico, Nevada and Canada.

Our objective is to increase the value of our shares of common stock through the exploration and extraction of gold, silver and other valuable minerals. Other than the San Jose mine in Argentina, we generally conduct our activities as the sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We hold our mineral interests and property and operate our business through various subsidiary companies, each of which is owned entirely, directly or indirectly, by us.

Our principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in: San Juan, Argentina; Guamuchil, Mexico; Elko, Nevada; and Matheson, Canada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on the NYSE and on the TSX, both under the symbol “MUX.” The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement.

Recent Developments

Amendment to Credit Agreement

On October 28, 2019, we entered into an amendment to our credit facility, by and among the Company, Royal Capital Management Corp., in its capacity as administrative agent, and the lenders party thereto (the “Credit Agreement”), to account for changes to our projected Working Capital (as defined in the Credit Agreement).

Challenges at the Black Fox Mine

The Black Fox Mine has undergone changes in management, workforce and mining practices, and in 2019 the mine has faced some challenges reaching targeted productivity levels, including as a result of slower than planned capital development and changes to the mine plan brought about by an unusually high amount of water coming with the spring melt. We expect to expend additional funds and management time to mitigate these challenges.

Updated Cost Estimates for the Black Fox Mine and the Gold Bar Mine

For Black Fox, cash costs(1) for the full year 2019 are expected to be in line with our guidance(2) of $905 per Gold Equivalent Ounces (“GEO”), and All-in Sustaining Costs (“AISC”)(1) are expected to be higher than our guidance(2) of $1,080 per GEO(3). Actual cash costs and AISC for the year to date as of September 30, 2019 are $859 and $1,326 per GEO, respectively. Our AISC estimates for the fourth quarter of and the full year 2019 are $1,100-1,200 and $1,250-1,300 per GEO, respectively.

Cash costs have been well controlled at Black Fox in 2019, and higher AISC is a result of higher than expected sustaining capital expenses related to underground development, improvement projects, and additional capital spending associated with our transition to owner-operated crushing at the Stock Mill. We plan to scale back production in 2020 to enable greater freedom to explore in the mine, and free resources to advance development of the Froome underground deposit adjacent to Black Fox.

For Gold Bar, cash costs and AISC for the full year 2019(4) are expected to be higher than our guidance(2) of $930 and $975 per GEO, respectively. Actual cash costs and AISC for the year to date as of September 30, 2019 are $1,014 and $1,200 per GEO, respectively. Management’s cash costs estimates for the fourth quarter of 2019 and the full year 2019 are $1,000-1,050 and $1,000-1,050 per GEO, respectively; and AISC for the fourth quarter of 2019 and the full year 2019 are $1,250-1,350 and $1,200-1,300 per GEO, respectively.

Higher cash costs and AISC at Gold Bar are a result of the delayed mine startup, and higher than expected operating expenses and sustaining capital expenses required to correct deficiencies and improve performance. We plan to increase production in 2020 to 65,000-70,000 gold ounces, and expect costs to moderate and then decline as our improvements take effect.

(1)           Cash Costs and All-in Sustaining Costs (“AISC”): Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and depletion. All-in sustaining costs consist of cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. Reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

(2)           Cost guidance was published on February 21, 2019, and was unchanged.

(3)           GEOs are calculated based on a 75:1 gold to silver price ratio for periods up to and including the first quarter of 2019, 88:1 for the second quarter of 2019, and 87:1 for the third quarter of 2019. Costs estimates are calculated using a 85:1 ratio.

(4)           Gold Bar declared commercial production on May 23, 2019.

The Offering

Units offered by us

      Units, each Unit consisting of one share of our common stock and one-half of a warrant to purchase one share of our common stock (or       Units if the underwriters exercise their option to purchase additional shares of common stock and/or warrants in full). Each Unit will include a Warrant which will have an exercise price of $      per share of common stock, will be immediately exercisable and will be exercisable for five (5) years from the date of the initial closing of the offering. This prospectus also relates to the offering of the shares of our common stock issuable upon exercise of the warrants.

Common stock to be outstanding immediately after this offering	shares, assuming full exercise of the warrants (or shares, assuming full exercise of the warrants, if the underwriters exercise their option to purchase additional shares and/or warrants in full).
Use of Proceeds

We estimate that the net proceeds from the sale of the securities that we are offering will be approximately
$          (or approximately $       if the underwriters exercise their option to purchase additional shares of common stock and/or warrants in full), based on the public offering price of $     per Unit, after deducting placement fees and estimated offering expenses.

We intend to use the net proceeds of this offering for advancing our current mining projects and exploration prospects, for additional operating capital and for general working capital purposes. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. See “Use of Proceeds” on page S-6.

Risk Factors

An investment in our securities involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference herein for a description of certain of the risks you should consider before investing in our securities.

NYSE and TSX symbol

MUX. The warrants will be issued in book-entry form. We may apply for listing of the warrants on the NYSE, or we may seek to have the warrants trade on an over-the-counter market. There is no guarantee that the warrants will be accepted for trading on an over-the-counter market or, in the future, accepted for listing on the NYSE. The Units will not be issued or certificated.

The number of shares of common stock that will be outstanding after this offering is based on 362,528,425 shares outstanding as of November 4, 2019. This number excludes 8,064,516 shares of common stock issuable upon the exercise of outstanding warrants, 5,593,994 shares of common stock issuable upon the exercise of outstanding options under our Equity Incentive Plan as of November 4, 2019.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described herein and those described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, as amended,  for the fiscal year ended December 31, 2018, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, results of operations, cash flows and financial condition could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Additional Risks Relating to Our Company

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs may be subject to limitations arising from previous ownership changes. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code and adversely affect our ability to utilize our NOLs in the future. Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. For these reasons, we may not be able to utilize a material portion of the NOLs reflected on our balance sheet, even if we attain profitability in subsequent years.

Our efforts at improving the overall economic performance of the Black Fox Mine may not be successful.

The Black Fox Mine is undergoing significant changes in management, workforce and mining practices, and in 2019 the mine has faced some challenges reaching targeted productivity levels. The Company expects to expend additional funds and management time to mitigate these challenges. However, the Company’s efforts may not be sufficient, or, due to various other factors including the market conditions, workforce availability, the relationship and the performance of third party contractors, and the conditions of the mine, such efforts may not prove to be effective. If the Company is unsuccessful in improving the overall performance of the Black Fox Mine, our results of operations may be adversely affected.

Political developments in Argentina could adversely affect the Argentine economy.

In September 2019, Argentine authorities implemented new foreign exchange regulations that have effects on our affiliated company Minera Santa Cruz S.A. The main restrictions include, but are not limited to, full repatriation of exports, cash and bank savings to be denominated only in Argentina pesos and authorization from Argentina Central Bank being required for dividend distributions abroad and intercompany payments.

In October 2019, Frente de Todos, the party led by Alberto Fernández (and former president Cristina Fernández de Kirchner) received more votes compared to the incumbent, President Mauricio Macri, and Mr. Fernández was elected President. Therefore, there remains uncertainty about changes that may be adopted by a new administration led by Mr. Fernández and their impact on the economy and our business.

The prior president, Mr. Mauricio Macri, assumed office in December 2015 and implemented several significant economic and policy reforms, including reforms related to foreign exchange and trade, fiscal policy, labor laws and tax rules. The fiscal, monetary and currency adjustments undertaken by the Macri administration subdued growth in the short-term, and some measures, including the export tax, have had an effect on our Argentina-sourced revenues. We cannot assure you that any future measures taken by the new administration beginning in December 2019 will not have a negative impact on the Argentine economy or our results.

Additional Risks Relating to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our securities to decline and delay exploration or development at any of our mines or exploration projects. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds to advance our current mining projects and exploration prospects, for additional operating capital and for general working capital purposes. These investments may not yield a favorable return to our shareholders.

We may sell additional equity or debt securities to fund our operations, which may result in dilution to our shareholders and impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, or enter into credit facilities, which would result in dilution to all of our shareholders or impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

A small number of existing shareholders own a significant portion of our common stock, which could limit your ability to influence the outcome of any shareholder vote.

As of November 4, 2019, Mr. Robert R. McEwen beneficially owned approximately 22% of our outstanding shares, or 81 million of the 362.5 million outstanding shares of McEwen Mining common stock. Van Eck Associates Corporation beneficially owns 11% of our outstanding common stock. Under our Amended and Restated Bylaws and the laws of the State of Colorado, the vote of the holders of a plurality of the shares of common stock voting at a meeting at which a quorum is present is generally required to approve most shareholder action, unless a different voting standard is required by our Second Amended and Restated Articles of Incorporation (our “Articles of Incorporation”). As a result, Mr. McEwen and/or certain of our other beneficial owners will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers, acquisitions or other significant corporate transactions. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest. The interests of these shareholders may not always coincide with your interests or the interests of other shareholders, and they may act in a manner that advances their best interests and not necessarily those of other shareholders, including seeking a premium value for their shares of common stock, which might affect the prevailing market price for our shares of common stock.

There is currently no public market for the warrants and there is no guarantee that the warrants will be listed on any stock exchange.

Although we may apply to list the warrants on a national securities exchange or seek to have the warrants trade on an over-the-counter market, there is currently no public market for the warrants and there can be no assurance that an active public market will develop or be sustained after completion of the offering. In the event a public market for the warrants does not develop or cannot be sustained, it is not possible to predict the price at which the warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the warrants are exercised, the number of warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding warrants. A decrease in the liquidity of the warrants may cause, in turn, an increase in the volatility associated with the price of the warrants. To the extent that the warrants are or become illiquid, an investor may have to exercise the warrants to realize value.

Investors will have no rights as a shareholder with respect to their warrants until they exercise their warrants and acquire our common stock.

Until you acquire common stock upon exercise of your warrants, you will have no rights with respect to the common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date, except as specifically set forth in the warrants.

We have suspended paying dividends, and investors should not rely on an investment in our securities for dividend income.

We paid a dividend, which is defined as a return of capital since we have accumulated losses and cannot distribute from retained earnings, on our common stock from 2015 through 2018. On March 7, 2019, we announced the suspension of the distribution of $0.005 per share, which would have been paid on March 15, 2019 to shareholders of record on March 8, 2019, in light of operating issues at our Black Fox Mine and with the startup of our Gold Bar Mine.

Whether future returns of capital distributions will be declared depends upon our future growth and earnings, of which there can be no assurance, as well as our future cash flow needs and the classification and/or treatment of such distribution for tax purposes. As a result, you should not rely on an investment in our securities for dividend income.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities that we are offering will be approximately $           (or approximately $        if the underwriters exercise their option to purchase additional Units in full), based on the public offering price of $         per Unit, after deducting the underwriting discount and commissions and the estimated offering expenses.

We intend to use the net proceeds of this offering for advancing our current mining projects and exploration prospects, for additional operating capital and for general working capital purposes.

The expected use of the net proceeds from the sale of the securities offered by this prospectus supplement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, and as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND HISTORY

We paid a dividend, which is defined as a return of capital since we have accumulated losses and cannot distribute from retained earnings, on our common stock from 2015 through 2018. On March 7, 2019, we announced the suspension of the distribution of $0.005 per share, which would have been paid on March 15, 2019 to shareholders of record on March 8, 2019, in light of operating issues at our Black Fox Mine and with the startup of our Gold Bar Mine.

For calendar year 2016, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 12, 2016, and we paid the second installment of $0.005 per share of common stock on August 29, 2016.

For calendar year 2017, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 14, 2017. We paid the second semi-annual return of capital installment of $0.005 per share of common stock on August 17, 2017.

For calendar year 2018, we paid the first semi-annual return of capital installment of $0.005 per share of common stock on February 14, 2018. We paid the second semi-annual return of capital installment of $0.005 per share of common stock on September 4, 2018 to holders of record of our common stock on August 27, 2018.

Whether future returns of capital distributions will be declared depends upon our future growth and earnings, of which there can be no assurance, as well as our future cash flow needs and the classification and/or treatment of such distribution for tax purposes.

DESCRIPTION OF SECURITIES

We are offering       Units, at a public offering price of $      per Unit. Each Unit will consist of one share of our common stock and one half of a warrant to purchase one share of our common stock.

Units will not be issued or certificated. The shares of common stock and the warrants included in the Units can only be purchased together in this offering, but the securities contained in the Units will be issued separately and will be immediately separable upon issuance. We are also registering the shares of common stock included in the Units and the shares of common stock issuable from time to time upon exercise of the warrants offered hereby.

Common Stock

See “Description of Capital Stock” in the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the warrant agreements.

The warrants are exercisable at any time after their original issuance and at any time up to five (5) years from the date of the initial closing of this offering. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, within two trading days of delivery of the exercise notice, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. In the event the registration statement permitting the registered issuance of the warrant shares is not then effective or the prospectus forming a part thereof is not then available, then the holders of the warrants may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fair market value of the fractional share, calculated based on the trading price of our common stock.

Pursuant to a warrant agency agreement between us and Computershare Trust Company, N.A., as warrant agent (or another warrant agent), the warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of the Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage up to 9.99% upon notice to us, provided that any increase in such percentage shall not be effective until 61 days following notice to us.

The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $     per share of common stock. The exercise price of the warrants is subject to appropriate adjustment (i) in the event of certain stock dividends and stock splits, stock combinations, reclassifications or similar events affecting our common stock, or (ii) upon any distributions of assets, including indebtedness, security, rights or warrants to subscribe for or purchase any security or other assets to our stockholders.

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

We may apply for listing of the warrants on the NYSE, or we may seek to have the warrants trade on an over-the-counter market. There is no guarantee that the warrants will be accepted for trading on an over-the-counter market or, in the future, accepted for listing on the NYSE.

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant, except as specifically set forth in the warrants.

In addition, in certain circumstances, in the event of a fundamental transaction as described above, the holder may, subject to certain conditions, require the Company or a successor entity to purchase  the warrant from the holder by paying to the holder an amount in cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the effective date of such change of control; provided, however, that, if the change of control is not within the Company’s control, including not approved by the Company’s board of directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such change of control, the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the change of control, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the change of control.

UNDERWRITING

We have entered into an underwriting agreement dated          , 2019 with Roth Capital Partners, LLC and Cantor Fitzgerald Canada Corporation (the “representatives”) as the representatives of the underwriters named below.  Roth Capital Partners, LLC and Cantor Fitzgerald Canada Corporation are also the joint book-running managers of this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite their names below.

Underwriters	Number of Units
Roth Capital Partners, LLC
Cantor Fitzgerald Canada Corporation
Total

We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this prospectus supplement.  Any shares and warrants sold by the underwriter to securities dealers will be sold at the public offering prices on the cover of this prospectus supplement less a selling concession not in excess of $      per share and not in excess of $      per warrant.

Roth Capital Partners, LLC is not registered as an investment dealer in any Canadian jurisdiction and, accordingly, will only sell shares of common stock and warrants in the United States and will not, directly or indirectly, solicit offers to purchase or sell shares of common stock and warrants in Canada.  Cantor Fitzgerald Canada Corporation will only sell shares of common stock and warrants in Canada, but Cantor Fitzgerald Canada Corporation may sell shares of common stock and warrants in the United States through its U.S. affiliate, Cantor Fitzgerald & Co.  This offering is being made concurrently with the U.S. offering in each of the Provinces of Canada, other than Quebec, pursuant to the Multijurisdictional Disclosure System.  Subject to applicable law, the underwriters may offer to sell shares of common stock and warrants outside of the United States and Canada.

The underwriting agreement provides that subject to the satisfaction or waiver by the underwriters of the conditions contained in the underwriting agreement, the underwriters are obligated to purchase and pay for all of the securities offered by this prospectus supplement.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table shows the per Unit and total underwriting discount we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Unit (1)	Total
Public offering price
Underwriting discount and commissions
Proceeds to McEwen Mining Inc., before expenses

(1)         The public offering price and underwriting discount correspond to a public offering price per share of common stock of $       and a public offering price per warrant of $       .

We estimate the total offering expenses of this offering that will be payable by us, will be approximately $      , which amount includes the reimbursement amount of the non-accountable expenses of the representative, on behalf of the syndicate of underwriters, including its legal expenses, in the amount of $200,000.

After deducting the underwriting discount and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $         .

Option to Purchase Additional Shares and Warrants

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to a number of additional         shares of common stock and/or warrants to purchase up to         shares of common stock (equal to 15% of the aggregate number of shares of common stock and/or 15% of the aggregate number of warrants in this offering) in any combination thereof. Any shares of common stock and/or warrants so purchased shall be sold at the public offering price per share and per warrant, respectively, less the underwriting discounts and commissions, set forth on the cover page of this prospectus supplement. If any additional shares of common stock and/or warrants are purchased pursuant to this option to purchase additional shares of common stock and warrants, the underwriters will offer these shares of common stock and/or warrants on the same terms as those on which the other securities are being offered hereby.

Determination of Offering Price

Our common stock is currently traded on the NYSE and the TSX under the symbol “MUX.” On November 18, 2019, the last reported sale price of shares of our common stock on the NYSE and the TSX was $1.52 per share and C$2.04 per share, respectively. We may apply for listing of the warrants on the NYSE, or we may seek to have the warrants trade on an over-the-counter market. There is no guarantee that the warrants will be accepted for trading on an over-the-counter market or, in the future, accepted for listing on the NYSE.

The public offering prices of the securities offered hereby will be determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering prices of the Units were:

•                  our history and our prospects;

•                  the industry in which we operate;

•                  our past and present operating results;

•                  the previous experience of our executive officers; and

•                  the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus supplement should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock and warrants sold in this offering can be resold at or above the public offering price.

Lock-Up Agreements

Pursuant to the underwriting agreement and individual lock-up agreements, we and our directors and executive officers, respectively, have agreed to be prevented from selling any shares of our common stock or any other securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement.

Pursuant to the underwriting agreement, we will not, without the prior written consent of the representatives, issue, offer, sell, contract to sell, pledge, or otherwise dispose of any other shares of common stock or any securities convertible into, or exercisable or exchangeable for, our common stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the underwriting agreement except that we may issue (a) shares of Common Stock, stock appreciation rights, equity-based awards or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (c) shares of Common Stock to a seller in connection with the acquisition by the Company of mineral properties or other entities engaged in the mining business (including, without limitation, pursuant to an option agreement, joint venture or asset purchase), provided that the aggregate number of shares of Common Stock issued in connection with such transactions shall not exceed 15% of the number of shares of Common Stock outstanding as of the Closing Date, provided that any such shares of Common Stock issued may not be subsequently disposed of until 90 days after the Closing Date, (d) shares of Common Stock pursuant to any dividend reinvestment plan of the Company in effect on the date hereof, and (e) the issuance of shares of Common Stock by the Company in a private placement “flow through” offering within the meaning of subsection 66(15) of the Income Tax Act (Canada), or any successor provision thereto, and we may file a registration statement on Form S-8 in connection with any stock or option plan included in clause (a) herein.

Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in connection the underlying common stock and warrants.

Overallotment transactions involve sales by the underwriters of shares of common stock and warrants in excess of the number of shares of common stock and warrants that the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock and warrants over-allotted by the underwriters is not greater than the number of shares of common stock and warrants that they may purchase in the option to purchase additional securities. In a naked short position, the number of shares of common stock and warrants involved is greater than the number of shares of common stock and warrants in the option to purchase additional securities. The underwriters may close out any short position by exercising its option to purchase additional securities and/or purchasing shares in the open market.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of common stock and warrants in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

The representatives and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The representatives have received, or may in the future receive, customary fees and commissions for these transactions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Notice to Investors

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•      a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•      a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•      a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area , no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:

•      to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•      to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•      a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•      a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

•      to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

•      where no consideration is given for the transfer; or

•      where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the “Order”, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person”.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Hogan Lovells US LLP, Denver, Colorado and as to certain Canadian legal matters by Bennett Jones LLP, Toronto, Ontario. Ellenoff Grossman & Schole LLP, New York, New York, will pass upon certain U.S. legal matters for the underwriters.

EXPERTS

The consolidated financial statements of McEwen Mining Inc. appearing in McEwen Mining Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, as amended, and the effectiveness of McEwen Mining Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Minera Santa Cruz S.A. appearing in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Estimates of reserves for the Gold Bar project have been incorporated by reference in this prospectus in reliance upon the report of Independent Mining Consultants, Inc. Such estimates and related information have been so included in reliance upon the authority of Independent Mining Consultants, Inc. as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have on file with the SEC an effective “shelf” registration statement on Form S-3 relating to the securities that are offered by this prospectus supplement. This prospectus supplement together with the accompanying prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, then you should read the exhibit for a more complete understanding of the document or matter involved.

We maintain a website at www.mcewenmining.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement or the accompanying prospectus.

Our SEC filings are available from the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

Because our common stock is listed on the NYSE, you may also read and copy our SEC filings and other information at the NYSE at 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until this offering of our securities under this registration statement is completed or withdrawn:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 20, 2019, as amended by the 10-K/A filed with the SEC on June 19, 2019;

•                  the sections of our Definitive Proxy Statement on Schedule 14A for the 2019 annual meeting of shareholders filed with the SEC on April 10, 2019 and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•                  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 30, 2019, for the quarter ended June 30, 2019, filed with the SEC on July 30, 2019, and for the quarter ended September 30, 2019, filed with the SEC on October 30, 2019;

•                  our Current Reports on Form 8-K filed with the SEC on March 13, 2019, March 29, 2019 (solely with respect to Items 1.01 and all Exhibits except Exhibit 99.1 thereof), May 9, 2019, May 29, 2019, and September 6, 2019; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed on October 28, 2010.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at:

McEwen Mining Inc.

150 King Street West

Suite 2800, P.O. Box 24

Toronto, ON

Canada M5H 1J9

Attn: Investor Relations

(866)-441-0690

PROSPECTUS

MCEWEN MINING INC.

$200,000,000

Debt Securities

Common Stock

Warrants

Subscription Rights

Subscription Receipts

Units

This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of warrants; or any combination of these securities upon the exercise or exchange of subscription rights or subscription receipts.

This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”), both under the symbol “MUX.” On May 25, 2018, the last reported sale price of our common stock on the NYSE and the TSX was $2.26 per share and C$2.91 per share, respectively.

Investing in the shares of our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus to read about risks that you should consider before buying shares of our common stock. You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in the shares of our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 6, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this process, McEwen Mining Inc. (which we generally refer to collectively as “we”, “us”, “McEwen Mining” or the “Company” in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and any additional information you may need to make your investment decision.

This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “$” or “dollar” are to the lawful currency of the United States. We refer to Canadian dollars as C$.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. The information contained on our website does not constitute a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of the registration statement and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018, as amended on May 16, 2018;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 2, 2018;

•                  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on February 28, 2018, March 2, 2018 and April 26, 2018; and

•                  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.

150 King Street West

Suite 2800, P.O. Box 24

Toronto, ON

Canada M5H 1J9

Attn: Investor Relations

(866)-441-0690

Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

OUR COMPANY

This summary below highlights selected information about our company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us, you should read carefully this entire prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

We were organized under the laws of the State of Colorado on July 24, 1979. We are engaged in the exploration for, development of, production and sale of gold and silver and, with the acquisition of the Los Azules project in 2012, exploration for copper. On January 24, 2012, we changed the name of the Company from U.S. Gold Corporation to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada.

We operate in Argentina, Mexico, Canada and the United States. We own a 49% interest in Minera Santa Cruz S.A. (“MSC”), owner of the producing San José silver-gold mine in Santa Cruz, Argentina, which is operated by the joint venture majority owner, Hochschild Mining plc. We also own and operate the El Gallo 1 mine in Sinaloa, Mexico and the Black Fox mine in Ontario, Canada. In addition, we own the Los Azules copper deposit in San Juan, Argentina, the El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada in the United States, and a portfolio of exploration properties in Argentina, Mexico, Nevada and Timmins, Ontario in Canada.

On October 6, 2017, we acquired certain assets and liabilities from Primero Mining Corp., a British Columbia corporation (“Primero”). The assets we acquired from Primero (collectively, the “Assets”) include the Black Fox Complex, an operating underground precious metal mine, associated mining claims and equipment located in the Township of Black River-Matheson, Ontario, Canada and the Grey Fox and Froome projects, exploration properties located near the Black Fox Complex. All of the Black Fox Complex, the Grey Fox and Froome projects are located in the historic Timmins mining district in Ontario where we already owned a number of exploration properties. We paid a purchase price of $27.5 million for the Assets, including the replacement of certain cash collateral securing reclamation obligations and the assumption of certain liabilities, including accounts payable and environmental liabilities.

Our objective is to increase the value of our shares through the exploration and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as the sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We hold our mineral interests and property and operate our business through various subsidiary companies, and except for MSC, each of which is owned entirely, directly or indirectly, by us.

Our principal executive office is located at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico; Elko and Reno, Nevada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on both the NYSE and the TSX under the symbol “MUX”.

The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

•                  statements about our anticipated exploration results, cost and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

•                  statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

•                  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as “believes”, “expects”, “anticipates”, “estimates”, “will”, “may”, “contemplate”, “intend”, “could”, “plan”, “shall”, “can” or similar expressions used in this prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference.

Forward-looking statements and information are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, not all of which are known to us. There can be no assurance that such statements and information will prove to be accurate.

Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the “Risk Factors” section in our report on Form 10-K and the following:

•                  our ability to raise funds required for the execution of our business strategy;

•                  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

•                  decisions of foreign countries, banks and courts within those countries;

•                  unexpected changes in business, economic and political conditions;

•                  operating results of Minera Santa Cruz S.A.;

•                  fluctuations in interest rates, inflation rates, currency exchange rates or commodity prices;

•                  timing and amount of mine production;

•                  our ability to retain and attract key personnel;

•                  technological changes in the mining industry;

•                  changes in operating, exploration or overhead costs;

•                  access and availability of materials, equipment, supplies, labor and supervision, power and water;

•                  results of current and future exploration activities;

•                  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

•                  changes in our business strategy;

•                  interpretation of drill hole results and the geology, grade and continuity of mineralization;

•                  the uncertainty of reserve estimates and timing of development expenditures;

•                  litigation or regulatory investigations and procedures affecting us;

•                  local and community impacts and issues including criminal activity and violent crimes;

•                  accidents, public health issues and labor disputes;

•                  our continued listing on a public exchange;

•                  uncertainty relating to title to mineral properties;

•                  changes in relationships with the local communities in the areas in which we operate.

We caution you not to put undue reliance on these statements, which speak only as of the date on which it is made. Further, the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not undertake to, update any forward-looking statements made herein.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

RATIOS OF EARNINGS TO FIXED CHARGES

We did not have any fixed charges during four of the five fiscal years ended December 31, 2017 or the quarter ended March 31, 2018. We have provided the coverage deficiency amounts for those periods in which the ratios of earnings to fixed charges indicate less than one-to-one coverage. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Three Months Ended	Year ended December 31,
	March 31, 2018	2017	2016	2015	2014	2013
	(in thousands)	(in thousands)
Ratio of earnings to fixed charges(1)	—	—	202x	—	—	—
Deficiency of earnings available to cover fixed charges	(6,349)	(26,003)	—	(45,010)	(419,113)	(201,107)

(1)                                 Ratio of earnings to fixed charges means the ratio of income (loss) before income taxes and fixed charges to fixed charges, where fixed charges are the interest on indebtedness, amortization of debt expense and estimated interest factor for rentals.

For the periods presented above, we did not issue any preferred stock.

DESCRIPTION OF DEBT SECURITIES

As specified in any prospectus supplement, the debt securities will be issued by us and will be our direct obligations. Such obligations may be secured or unsecured, and may be senior, senior subordinated or subordinated indebtedness.

The debt securities will be issued under one or more separate indentures between us and a designated trustee. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. We will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. To the extent any prospectus supplement relating to an offering is inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.” The debt securities referred to as “senior securities” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.”

We may issue the debt securities under this prospectus, in one or more series, in each case as we may establish in one or more supplemental indenture(s). We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series subject to the terms of the indenture.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•                  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•                  the ranking of the debt securities;

•                  the aggregate principal amount of the debt securities;

•                  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•                  if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

•                  the stated maturity date;

•                  any fixed, variable or pay-in-kind interest rate or rates per annum;

•                  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

•                  any rights affecting the transfer, exchange or conversion of the debt securities;

•                  the dates from which interest may accrue and any interest payment dates;

•                  the right, if any, to extend interest payment periods and the duration of any such extensions;

•                  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                  any sinking fund requirements;

•                  any provisions for redemption, including the redemption price and any remarketing arrangements;

•                  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•                  the covenants of such debt securities;

•                  whether we will issue the debt securities in certificated or book-entry form;

•                  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•                  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•                  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•                  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•                  the subordination provisions, if any, relating to the debt securities;

•                  the provisions relating to any security provided for the debt securities;

•                  the provisions relating to any guarantee of the debt securities;

•                  the provision of annual and/or quarterly financial information to the holders of the debt securities;

•                  what constitutes an “event of default”;

•                  the remedies for holders of debt securities upon the occurrence of an “event of default”;

•                  the right to make any changes to the indentures or the terms of the debt securities by us and what approval, if any, will be required from the holders of the debt securities;

•                  the provisions for voting on any changes to the indentures or the terms of the debt securities;

•                  the requirements for us to discharge, defease or covenant defease the debt securities;

•                  certain restrictive covenants, which may, among other things, limit our ability, if any, to: (i) grant liens on our assets; (ii) consolidate, merge or transfer property; (iii) make certain types of payments, including dividends; (iv) incur additional debt; (v) sell assets; or (vi) engage in certain lines of business; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•                  to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

•                  in any other lawful manner, all as the applicable indenture describes.

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities.

We may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.

Governing Law

We anticipate that the indenture(s) and supplemental indenture(s) will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value. As of May 22, 2018, there were a total of 337,086,060 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of the Company’s securities. We refer you to the “Anti-Takeover Provisions” subsection below for information regarding provisions that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue two shares of preferred stock, no par value per share.

Anti-Takeover Provisions

Our Articles of Incorporation and our Bylaws include certain provisions that could delay, defer or prevent a change in control of our Company. Among other things, our Articles of Incorporation and Bylaws:

•                  provide that the authorized number of directors may be fixed from time to time by our Board of Directors; provided, however, that the authorized number of directors shall not be less than three nor more than nine;

•                  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•                  provide that special meetings of our shareholders may be called only by our president, the chairman of the Board of Directors, the Board of Directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

Moreover, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Exchange Listings

Our common stock is listed on the NYSE and on the TSX, each under the symbol “MUX.”

Transfer Agent

Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare Trust Company, N.A. is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.

DESCRIPTION OF WARRANTS

The Company may offer by means of this prospectus warrants for the purchase of its debt securities or common stock, which we refer to as debt warrants and warrants, respectively. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement (each a “Warrant Agreement”) to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•                  the title of such warrants;

•                  the aggregate number of such warrants;

•                  the price or prices at which such warrants will be issued;

•                  the currencies in which the price or prices of such warrants may be payable;

•                  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•                  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•                  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•                  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  the minimum or maximum amount of such warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of material U.S. federal income tax considerations; and

•                  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:

•                  in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

•                  in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

•                  the aggregate number of shares of common stock, debt warrants, warrants or other securities purchasable upon exercise of such subscription rights and the exercise price;

•                  the aggregate number of subscription rights being issued;

•                  the extent to which the subscription rights are transferrable;

•                  the date on which the holder’s ability to exercise such subscription rights shall commence and the date on which such right shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  a discussion of material U.S. federal income tax considerations;

•                  any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

•                  if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

•                  the number of subscription receipts;

•                  the price at which the subscription receipts will be offered;

•                  the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;

•                  the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

•                  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•                  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•                  a discussion of material U.S. federal income tax considerations; and

•                  any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

DESCRIPTION OF UNITS

The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If the Company offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•                  the title of the series of units;

•                  identification and description of the separate constituent securities comprising the units;

•                  the price or prices at which the units will be issued;

•                  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•                  a discussion of certain U.S. federal income tax considerations applicable to the units; and

•                  any other terms of the units and their constituent securities.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, warrants, subscription rights or subscription receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods, or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of the offered securities;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any public offering price;

•                  the net proceeds to us;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

•                  any commissions paid to agents; and

•                  any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.

Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Company may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE and the TSX. Any common stock sold by this prospectus will be listed for trading on the NYSE and the TSX subject to official notices of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and December 31, 2016 and for the years then ended, included in our annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of McEwen Mining Inc. and its subsidiaries for the year ended December 31, 2015, comprising the consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for the year ended December 31, 2015, and the audited carve-out financial statements of the Black Fox Complex as of and for the year ended December 31, 2016, have been audited by KPMG LLP as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon KPMG LLP’s reports given on their authority as experts in accounting and auditing.

The financial statements of Minera Santa Cruz S.A. appearing in McEwen Mining Inc.’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Estimates of reserves for Minera Santa Cruz S.A. have been incorporated by reference in this prospectus in reliance upon the report of P&E Mining Consultants Inc. Such estimates and related information have been so included in reliance upon the authority of P&E Mining Consultants Inc. as experts in such matters.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities, warrants, subscription rights and subscription receipts being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado. In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.

Units, Each Consisting of One Share of Common Stock and
One Half of a Warrant to Purchase One Share of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

Cantor Fitzgerald Canada Corporation

November    , 2019